EXHIBIT 99.1

RDA Economic ‘Recession Plan’ to Include Job Eliminations

PLEASANTVILLE, NY, January 28, 2009 – The Reader’s Digest Association, Inc., citing a drop in consumer spending and magazine advertising in most markets in which it operates, today informed its employees that it will adopt a global “Recession Plan” to strengthen its financial performance in the current economy including a planned reduction of approximately 8 percent of its current global workforce.

Mary Berner, President and CEO, said RDA is making these moves to strengthen the company’s financial performance and to act as a buffer against the effects of the global economic downturn.  Results for the company’s Fiscal 2009 second quarter, the period ended December 31, 2008, will be announced in mid-February.  RDA plans to take a charge against earnings in its Fiscal 2009 third quarter to cover the costs associated with the plan’s job eliminations.

“We have announced a comprehensive ‘Recession Plan,’ which is our internal roadmap for dealing with the extraordinary effects of this recession on consumer spending.  We hope and expect that most of these moves will be temporary and that the company will soon resume the progress it made in Fiscal 2008, when we achieved success in our three-part program to launch growth initiatives, reduce costs and transform the company culture,” Berner said.

Other cost-savings measures in the plan, which are being adopted with the intention of avoiding additional layoffs, include unpaid time off in both Fiscal 2009 and 2010 where permitted by laws and agreements, and the suspension of company matching contributions to the U.S. 401(k) retirement plan.

The company expects to continue its global program of growth initiatives and investments, including previously announced new-product launches and partnership ventures.

About The Reader’s Digest Association, Inc.

The Reader’s Digest Association, Inc., is a global multi-brand media and marketing company that educates, entertains and connects audiences around the world. The company builds multi-platform communities based on branded content in areas like Food & Entertaining, Health & Wellness, and Home & Garden. With offices in 45 countries, it markets books, magazines, and music, video and educational products reaching a customer base of 130 million households in 79 countries. It publishes 92 magazines, including 50 editions of Reader’s Digest, the world’s largest-circulation magazine, operates 65 branded websites generating 18 million unique visitors per month, and sells approximately 68 million books, music and video products across the world each year. Its global headquarters are in Pleasantville, NY.

Forward-looking Statements

Certain matters discussed in this news release and oral statements made from time to time by representatives of RDA (including, but not limited to, statements regarding the implementation or effectiveness of the Company’s Recession Plan; statements regarding the expectations of operating plans and strategies generally; statements regarding expectations of the performance of our lines of business and other lines of business; and future operating results) may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the company’s ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact the company and the statements made herein are contained in the company’s public filings.  For forward-looking statements in this news release, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.